Exhibit 10.1

December 9, 2004

VIA FACSIMILE

AND REGULAR MAIL

Dick’s Sporting Goods, Inc.
300 Industry Drive
RIDC Park West
Pittsburgh, PA 15275
Attn: Chief Administrative Officer
Facsimile: (724) 227-1134

Dear Sir:

     Reference is made to that certain OTC Convertible Note Hedge Agreement by and among Dick’s Sporting Goods, Inc. (the “Counterparty”) and Merrill Lynch International (“ML”) through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Agent”) dated as of February 13, 2004 (the “Note Hedge”) and accompanying Guarantee of Merrill Lynch & Co., Inc. (“ML & Co.”) (the “Guarantee”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them under the Note Hedge.

     By executing this letter, ML, through its Agent, and ML& Co. as guarantor, hereby waive its rights to take any action under the Note Hedge, including but not limited to termination of the Note Hedge, to the extent that the execution by the Counterparty of a supplemental indenture pursuant to the terms of the Consent Solicitation Agreement dated December 10, 2004, a copy of which is attached hereto as Exhibit A (the “Consent Agreement”) may be deemed to constitute an Amendment Event. All other terms of the Agreement shall remain in full force and effect, including all terms of the Guarantee, and this waiver will not be held to constitute a waiver of any other condition of the Note Hedge or Guarantee.

December 9, 2004
Page - 2 -

Very Truly Yours,

MERRILL LYNCH INTERNATIONAL

By:	/s/ Brian Carroll

Name:	Brian Carroll

Title:	Authorized Signatory

MERRILL LYNCH & CO., INC.

By:	/s/ Patricia Kroplewnicki

Name:	Patricia Kroplewnicki

Title:	Designated Signatory

Acknowledged and agreed as to matters relating to the Agent:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
solely in its capacity as Agent

By:	/s/ Angelina Lopes

Name:	Angelina Lopes

Title:	Authorized Signatory